Exhibit 10.1

Zhejiang BEST Technology Co., Ltd.

AND

Wei Chen

Lili He

LOAN AGREEMENT

October 12, 2011

This Loan Agreement (this “Agreement”) is entered into by and between the following two parties on October 12, 2011 in Zhejiang Province, the People’s Republic of China (the “PRC”):

Zhejiang BEST Technology Co., Ltd., with its registered address at Room 307, 3/F, 3850 Jiangnan Avenue, Binjiang District, Hangzhou (the “Lender”); and

Wei Chen, a PRC citizen, whose ID number is 331003198712282206;

Lili He, a PRC citizen, whose ID number is 33100319820820048;

(collectively the “Borrower”).

The Lender and the Borrower shall be referred to individually as a “Party” or collectively as the “Parties” hereunder.

WHEREAS,

•                      Hangzhou BEST Network Technologies Co., Ltd. (“BEST Network”) is a domestic limited liability equity joint venture with a registered capital of RMB10,000,000. The Borrower, in aggregate, holds 100% equity interest in BEST Network, of which Wei Chen holds 50% equity interest in BEST Network and Lili He holds 50% equity interest in BEST Network;

•                      The Borrower obtains from the Lender a loan equivalent to RMB10,000,000 for the subscription of BEST Network’s equity and its subsequent capital increase;

•                      In order to clarify rights and obligations between the Borrower and the Lender, both Parties agree to enter into this Loan Agreement, which shall supersede all agreements, contracts or understandings previously concluded by both Parties for the same purpose.

NOW THEREFORE, the Parties agree as follows:

Section 1 Loan

1.1       The Parties acknowledge that the Lender has provided the Borrower with a loan of RMB10,000,000 (the “Loan”) and the Borrower agrees to assume the liabilities and obligations to repay such Loan, of which Wei Chen shall repay RMB5,000,000 and Lili He shall repay RMB5,000,000.

1.2       The Parties acknowledge that the entire Loan has been used to subscribe for BEST Network’s equity and to increase Best Network’s capital. The Lender acknowledge such purpose.

1.3       The Parties acknowledge that no interest shall accrue in respect of the Loan.

1.4       The term of the Loan shall be the same as the term hereof.

Section 2 Undertakings of the Borrower

2.1       The Borrower hereby undertakes that:

2.1.1                    Without the Lender’s prior written consent, it will not transfer its equity interest in BEST Network, in whole or in part, to any third party, nor will it create or cause to be created any encumbrance in any form on BEST Network’s equity interest.

2.1.2                    Unless with the Lender’s prior written consent, it shall at all times effectively maintain its status as BEST Network’s shareholder.

2.1.3                    It will, upon the Lender’s request, unconditionally transfer its equity interest in BEST Network to the Lender or any third party designated by the Lender.

2.1.4                    It will comply with all laws, regulations, rules and orders from government authorities applicable to the Borrower or BEST Network’s business activities or its assets.

2.1.5                    Without the Lender’s prior written consent, it will in no way affect BEST Network’s ordinary operation as a going concern.

2.1.6                    It will comply with all other agreements, contracts or undertakings by and between the Borrower and the Lender.

Section 3     Repayment of Loan

3.1       The Parties agree and acknowledge that, if the Borrower is in no breach of Section 2 hereof, the Lender will not require the Borrower to repay the Loan prior to the Borrower’s transfer of its equity interest in BEST Network or discontinuation of BEST Network’s operation. Otherwise, the Lender shall have the right to request the Borrower to repay the Loan by giving a seven (7)-day prior written notice.

3.2       To the extent permitted by the laws, if the Borrower transfers part of its equity interest in BEST Network to the Lender or any third party designated by the Lender in accordance with the Lender’s instructions, upon transfer of such equity interest and payment of the proceeds from such transfer by the Borrower to the Lender, the Loan of the relevant amount shall be deemed repaid. For the purpose of this Section, such relevant amount shall be calculated in accordance with the formula below:

Relevant Amount Deemed Repaid = Loan*( Transferred Equity of BEST Network/Total Equity of BEST Network)

3.3       If the Borrower transfers all of its equity interest in BEST Network to the Lender or any third party designated by the Lender, upon transfer of such equity interest (and the payment of the proceeds from such transfer by the Borrower to the Lender), the Loan hereunder shall be deemed as having been fully repaid.

3.4       The wording “upon transfer of the equity interest in BEST Network” for the purpose of this Section shall mean that the transfer of such equity interest has been approved by competent government authorities (if required) and the changes to such equity interest have been registered with the administration for industry and commerce, with the Lender or any third party designated by the Lender becoming the lawful holder of the equity of BEST Network.

3.5       In the event of BEST Network’s winding-up, liquidation, dissolution or bankruptcy for any reason not attributable to the Borrower, the Loan hereunder shall be deemed as having been fully repaid upon the Borrower’s return of all proceeds from the liquidation to the Lender.

Section 4     Taxes and Fees

All taxes and reasonable expenses in connection with this Agreement, except those expressly stipulated under the PRC laws to be borne by the Lender or by the Borrower, shall be borne by the Lender.

Section 5     Effectiveness and Termination

5.1       This Agreement shall take effect once it is duly executed by the Parties.

5.2       This Agreement shall terminate upon the Borrower’s fully repayment of the Loan hereunder or the Lender’s waiver of its creditor’s rights.

Section 6     Applicable Laws and Dispute Resolution

6.1       The execution, performance, interpretation and dispute resolution of this Agreement shall be governed by the PRC laws.

6.2       All disputes arising out of or in connection with this Agreement or its performance shall first be resolved by the Parties through friendly consultations. If the Parties fail to reach an agreement within thirty (30) days following the occurrence of such dispute, such dispute shall be brought before the competent people’s court of Hangzhou for adjudication.

Section 7     Miscellaneous

7.1       This Agreement may be supplemented or amended by a written agreement between the Parties hereto.

7.2       If any part of a certain provision hereof is unenforceable as it is in violation of laws, government rules or otherwise, such part shall be deemed as having been deleted, provided that such deletion shall not affect the validity of the remaining part of said provision or other provisions hereof. The Parties hereto shall cease to perform such invalid part of such provision, and shall revise such part of the provision only to the extent valid, enforceable and close to its original meaning.

7.3       Unless with the Lender’s prior written consent, the Borrower shall not transfer, in whole or in part, any rights or obligations hereunder, provided that the Lender may transfer its rights and obligations hereunder to any of the Lender’s affiliates or any other third party without the Borrower’s consent.

7.4       This Agreement is made in four (4) counterparts, with each person of the Borrower holding one and the Lender holding two (2). Each of the counterparts shall be deemed as the original and be equally authentic upon execution.

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[Signature Page]

IN WITNESS HEREOF, the Parties have executed this Agreement in person or have caused the same to be executed by their duly authorized representatives on the date first written above, and the Parties agree to comply therewith.

Lender:

Zhejiang BEST Technology Co., Ltd. (Seal)

Signature of Authorized Representative:	/s/ Shao-Ning Johnny Chou

Borrower:

/s/ Wei Chen

Wei Chen

/s/ Lili He

Lili He